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                                                                    EXHIBIT 23.5


        Consent of Lerner, David, Littenberg, Krumholz & Mentlik, LLP


      We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of EMCORE Corporation for the offering of shares of common stock by the selling shareholders.


                        /s/ Lerner, David, Littenberg, Krumholz & Mentlik, LLP


September 24, 1999
Westfield, New Jersey